UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the calendar year ended December 31, 2021

ELEKTROS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 024-11500

Nevada	85-4235616

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1626 South 17th Avenue Hollywood, Florida	33020

(Address of principal executive offices)	(Zip Code)

347-885-9734

Registrant’s telephone number, including area code

Common Stock, par value $0.001

(Title of each class of securities issued pursuant to Regulation A)

In this Annual Report, references to “Elektros,”, “ELEK”, “we,” “us,” “our,” or the “company” mean Elektros, Inc.

THIS ANNUAL REPORT MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

Item 1. Description of Business

Corporate History

Elektros Inc. was incorporated on December 1, 2020 under the laws of the state of Nevada.

On December 1, 2020, Levi Jacobson was appointed President, Secretary, Treasurer and director of Elektros, Inc. On July 1, 2021, Mr. Jacobson resigned and Mr. Bleier was appointed our sole officer and director.

On May 25, 2021, the Company entered into a “Agreement and Plan of Merger”, whereas it agreed to, and subsequently participated in, a Nevada holding company reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250 (“Reorganization”). There was no shareholder vote required and there was no shareholder meeting. The constituent corporations in the Reorganization were China Xuefeng Environmental Engineering, Inc. (“CXEE” or “Predecessor”), Elektros, Inc. (“ELEK” or“Successor”), and Elektros Merger Sub, Inc. (“Merger Sub”). Our former director, Levi Jacobson was, the sole director/officer of each constituent corporation in the Reorganization.

Elektros, Inc. issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to Elektros, Inc. immediately prior to the Reorganization. As such, immediately prior to the merger, Elektros, Inc. became a wholly owned direct subsidiary of CXEE and Merger Sub became a wholly owned and direct subsidiary of ELEK.

The merger was effectuated on May 28, 2021 (“Effective Time”), whereas the Company filed Articles of Merger with the Nevada Secretary of State. At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor became the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of ELEK’S common stock.

At the Effective Time, Elektros, Inc., as successor issuer to China Xuefeng Environmental Engineering Group, Inc. continued to trade in the OTC MarketPlace under the previous ticker symbol of Predecessor “CXEE” until the new ticker symbol “ELEK” for the Company was released into the OTC MarketPlace on June 7, 2021. The Company was given a CUSIP Number by CUSIP Global Services for its common stock of 286176102.

Our Common Stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market under the symbol “ELEK”.

The Company believes that the Reorganization, was not a transaction of the type described in subparagraph (a) of Rule 145 under the Securities Act of 1933 and the consummation of the Reorganization will not be deemed to involve an “offer”, “offer to sell”, “offer for sale” or “sale” within the meaning of Section 2(3) of the Securities Act of 1933. The Reorganization was consummated without the vote or consent of the Company’s stockholders. In addition, the provisions of NRS 92A.180 did not provide a stockholder of the Company with appraisal rights in connection with the Reorganization. The Company believes that in the absence of any right of any of the Company’s stockholders to vote with respect to the Reorganization or to insist that their shares be purchased for fair value, the Reorganization could not be deemed to involve an “offer” “offer to sell”; or “sale” within the meaning of Section 2(3) of the Securities Act of 1933.

On May 28, 2021, after the completion of the Holding Company Reorganization, we cancelled all of the stock we held in CXEE resulting in CXEE and ELEK each as a stand-alone company. Pursuant to the holding company merger agreement and effects of merger, all of the assets and liabilities, if any, remain with CXEE after the Reorganization. Levi Jacobson, the Director of CXEE and our former Director did not discover any assets of CXEE from the time he was appointed custodian and Director until the completion of the Reorganization and subsequent separation of CXEE as a stand-alone company.

Given that the former business plan and objectives of CXEE and the present day business plan and objectives of Elektros substantially differ from one another, we conducted the corporate separation with CXEE contemporaneously after the effective time of the Reorganization in order to avoid any shareholder confusion. The former business plan of CXEE of providing services to optimize garbage-recycling processes under the leadership of its former directors, does not, in any way, represent the current day business plan of ELEK, and thus it is the belief of the Company that the corporate separation ameliorated shareholder confusion about our identity and/or corporate objectives. Furthermore, we wanted to continue trading in the OTC MarketPlace.

The corporate actions taken by the Company, including, but not limited to, the corporate structuring of the transactions, was deemed, in the discretion of our former sole director, to be for the benefit of the corporation and its shareholders. Former shareholders of CXEE are now the shareholders of ELEK. The former shareholders of CXEE now have the opportunity to benefit under our business plan and we have the opportunity to grow organically from our built in shareholder base and new leadership under our new director Shlomo Bleier. It will be easier for us now to borrow funds because we trade in the OTC MarketPlace which is attractive to investors.

Currently, Jewish Enrichment Enterprise, Inc. owned and controlled by Shlomo Bleier, our sole officer and director is our controlling shareholder, owning 300,000,000 shares of our restricted common stock representing approximately 79.37% voting control. Mr. Bleier owns 26,000,000 shares of our restricted stock. Mr. Levi Jacobson was our sole officer and director of CXEE and Elektros immediately before and at the effective time of the Reorganization. Mr. Jacobson resigned as Elektros sole officer/director on July 1, 2021. Mr. Jacobson’s resignation is attached to our offering statement as EX1A-15. On the same date, Mr. Shlomo Bleier was appointed our sole officer/director by majority vote of shareholders and by our former director. Mr. Jacobson cancelled all of his shares held indirectly in Elektros by Goldjay Realty, Inc. and an equivalent amount of shares were subsequently issued to Jewish Enrichment Enterprise, Inc., an entity solely controlled by Mr. Bleier as compensation for his services pursunat to Rule 4(a)(2).

Additional Information relating to our Predecessor:

Pursuant to a court order issued by the Eighth Judicial District Court, Clark County Nevada (the “Court”), Levi Jacobson was appointed custodian, interim director, president, secretary and treasurer of CXEE on November 19, 2020.

Mr. Jacobson was vested with the right to exercise all of the powers of the corporation, through or in place of its board of directors or officers. Mr. Jacobson was bestowed with all the powers specified in NRS 78.347(6) that states Custodian shall have all the powers and title of a trustee appointed under NRS 78.590, NRS 78.635 and 78.650. Custodians so appointed shall also have the powers as provided in NRS 78.640 and 78.645 whether the company is insolvent or not.

On November 25, 2020, Custodian filed a Certificate of Reinstatement with Nevada Secretary of State to reinstate CXEE into good standing and filed an initial list of officers/directors, state business license and appointment of registered agent.

On December 10, 2020, Goldjay Realty, Inc. (“GRI”) consisting of sole shareholder Levi Jacobson, our former director was issued 300,000,000 restricted common shares. The issuance was made pursuant to Rule 4(a)(2) of the Securities Act and did not involve any public solicitation or public offering. The shares were issued to GRI for reinstating CXEE into good standing with NSOS and paying delinquent transfer agent fees and developing CXEE’S business plan.

On December 31, 2020, the Custodian conducted a shareholder meeting resulting in Custodian voted as permanent officer/director of CXEE.

On March 9, 2021, an Order was granted by the Court to terminate the Custodianship of CXEE.

Business Information

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to limited public company reporting requirements.

We have commenced operations to design, develop and manufacture and sell fully electric sport utility vehicles. In addition, we plan to rent electric vehicles to the public sector. We have nominal assets and liabilities. The Company is a “shell” company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold to investors pursuant to our qualified offering statement on September 27, 2021 under Regulation A can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

Our URL for our website is https://www.elek.world.

DESCRIPTION OF FACILITIES

At this time our office space is provided to us rent free by our director. Our office space is located at 1626 South 17th Avenue, Holywood, Florida 33020. The principal address of the Company is 1626 South 17th Avenue, Hollywood, Florida 33020. Our phone number is 347-885-9734. The Company has elected December 31st as its year end.

We have no in-house capabilities in the design and test engineering of electric vehicles and their components and systems. We have no in-house capabilities in the design and test engineering of energy generation and storage systems.

LEGAL PROCEEDINGS

The Company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks. The Company was an assignee of a provisional patent application from our director Shlomo Bleier as filed with the USPTO on October 27, 2021. The title of the Application is Self Re-Charging Battery Assembly and Multi-Port Charging Assembly. The Application Number is 63272202.

EMPLOYEES

As of the date of this annual report, we have no employees. Shlomo Bleier is our President, Secretary and Treasurer and sole director. Mr. Bleier was working full time for another company known as Coromandel relating to the mining of diamonds. Currently, Mr. Bleir is working full time at Elektros.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.

Intellectual Property

We have no intellectual property, patents, patent applications or trade secrets.

On March 1, 2021, we entered into an Agreement with Technicon Design Corporation DBA Segula Technologies, Inc.to create a high level development road-map for us and they will work to identify companies with a developed EV Chassis which can be used to jump-start the vehicle development process for us. Segula will design and develop with production intent for a single design theme Electric SUV. The total estimated cost of design and full size prototype/vehicle development including materials is estimated to be $8,000,000. The overall estimated time to deliver the road-map is estimated to be 304 hours. The main project milestones are defined to as: Exterior and Interior Design, 12 weeks; Digital Theme development and surfacing, 12 weeks; and Manufacture/Build, 24 weeks. Payment of approximately $25,000 has been paid to Segula on March 1, 2021 for the design/marketing stage.

Recent Developments

On March 1, 2022, Elektros, Inc. (the “Company”) the Company entered into an agreement with with Jiangsu Jinpeng Group Co., Ltd. (“JJG”) of China to produce and deliver the Company’s first batch of Elektros Sonic branded vehicles to the United States. The agreement calls for the shipment of electric car parts by JJG to the Company. Eight electric vehicles are estimated to be built in Florida at a projected cost of $66,000.

On March 16, 2022, Elektros, Inc. (“ELEK”) entered into an Exclusive Agency Framework agreement, (“Agreement”) with Jinshun Import and Export Xuzhou Co., LTD (“JIEX”) of China to exclusively sell and distribute JIEX electric vehicles. The Agreement calls for at least 2,000 units to be produced by JIEX and distributed by ELEK with unit increases of 30% every 12 months, (the “Annual Plan”). ELEK is required to guarantee the orders or continuous in every season. ELEK shall pay 30% of the full amount of the committed sales volume to JIEX as a total advanced payment. During the term of the Agreement, for each unit ordered, $3,900 will be deducted from the advance payment as payment for the current order until all advanced payments are deducted. If, in the event ELEK fails to have annual sales volume of less than 80% of the Annual Plan, JIEX will have the automatic unconditional right to terminate or modify the agreement. Any remaining advanced payments will be kept by JIEX and considered liquidated damages. ELEK will have the right of first refusal to distributing/marketing/selling any new models manufactured by JIEX in the United States notwithstanding ELEK must maintain good standing under the Agreement. The term of the Agreement is three years. The Agreement may be renewed at the end of the term if mutually agreed upon.

On March 24, 2022, ELEK entered into a Regulatory Consulting Agreement (“Consulting Agreement”) with IDIADA Automotive Technology USA LLC based in California to crash test and certify Elektros Sonic vehicles directly from China. IDADA provides a renowned certification program that closely examines vehicle production from overseas and performs a high level gap analysis to assess what is needed for National Highway Traffic Safety Administration (NHTSA) and Federal Motor Vehicle Safety Standards (FMVSS) compliance. The IDIADA team plans to visit Elektros Sonic point of production site in China to ensure that all aspects of the electric vehicle comply with U.S. standards before issuing official certification. The approximate cost is estimated to be approximately $45,000.

COMPETITION

This annual report contains market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this annual report, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Competition

Competition in the automotive industry is intense and evolving. We believe the impact of new regulatory requirements for occupant safety and vehicle emissions, technological advances in powertrain and consumer electronics components, and shifting customer needs and expectations are causing the industry to evolve in the direction of electric-based vehicles. We believe the primary competitive factors in our markets include but are not limited to:

•	technological innovation;

•	product quality and safety;

•	service options;

•	product performance;

•	design and styling;

•	product price; and

•	manufacturing efficiency.

We believe that our vehicles can compete in the market for electric sports utility vehicles. Within the electric-based vehicle segment, there are three primary means of powertrain electrification which will differentiate various competitors in this market:

•	Electric Vehicles are vehicles powered completely by a single on-board energy storage system (battery pack or fuel cell) which is refueled directly from an electricity source.

•	Plug-in Hybrid Vehicles are vehicles powered by both a battery pack with an electric motor and an internal combustion engine which can be refueled both with traditional petroleum fuels for the engine and electricity for the battery pack. The internal combustion engine can either work in parallel with the electric motor to power the wheels, such as in a parallel plug-in hybrid vehicle, or be used only to recharge the battery, such as in a series plug-in hybrid vehicle like the Chevrolet Volt.

•	Hybrid Electric Vehicles are vehicles powered by both a battery pack with an electric motor and an internal combustion engine but which can only be refueled with traditional petroleum fuels as the battery pack is charged via regenerative braking, such as used in a hybrid electric vehicle like the Toyota Prius.

The worldwide automotive market, particularly for alternative fuel vehicles, is highly competitive today and we expect it will become even more so in the future. Prior to the introduction of the Nissan Leaf in December 2010, no mass produced performance highway-capable electric vehicles were being sold in the United States. In Japan, Mitsubishi has been selling its electric iMiEV since April 2010. We expect additional competitors to enter the United States and Europe within the next several years, and as they do so, we expect that we will experience significant competition. With respect to our Tesla Roadster, we currently face strong competition from established automobile manufacturers, including manufacturers of high-performance vehicles, such as Porsche and Ferrari. In addition, upon the launch of our Model S sedan, we will face competition from existing and future automobile manufacturers in the extremely competitive premium sedan market, including Audi, BMW, Lexus and Mercedes.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Virtually all of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively. We believe our exclusive focus on sport utility electric vehicles and energy charging stations will allow us to compete in the global automotive market in spite of the challenges posed by our competition; however, we have no history of operations.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Corporation shall have authority to issue is: seven hundred million (700,000,000). These shares shall be divided into two classes with five hundred million (500,000,000) shares designated as common stock at $.001 par value (the "Common Stock") and two hundred million (200,000,000) shares designated as preferred stock at $.001 par value (the "Preferred Stock").The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. We have cumulative voting for the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. We have no shares of common stock issued and outstanding.

Preferred Stock

We have no shares of preferred stock issued and outstanding.

Options and Warrants

None.

Convertible Notes/Loans

On December 28, 2020, the Company entered into a loan agreement with Samuel Schlesinger for $10,000. The verbal agreement between our former sole officer, Levi Jacobson, and Mr. Schlesinger set the term of the loan as payable within 365 days from December 28, 2020, with no interest.

On February 12, 2021, the Company entered into a convertible loan agreement with GS Capital Partners, LLC (“GS Capital”) whereby the Company received $84,000 in exchange for a promissory note in the principal face amount of $88,000 with an original issue discount in the amount of $4,000 signed by the Company. The Company is currently accruing the ten percent annual interest. GS Capital can convert the loan and any accumulated interest to shares at the maturity date of February 12, 2022. No shares have been converted as of the date of this annual report.

On August 5, 2021, the Company entered into a convertible loan agreement with GS Capital Partners, LLC (“GS Capital”) whereby the Company received $105,000 in exchange for a promissory note in the principal face amount of $115,000 with an original issue discount in the amount of $10,000 signed by the Company. The Company is currently accruing the ten percent annual interest. GS Capital can convert the loan and any accumulated interest to shares at the maturity date of August 4, 2022. The Company issued GS Capital 300,000 restricted shares on August 9, 2021 as a credit enhancement to the Note.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Securities Transfer Corporation is our transfer agent. Their address is 2901 N. Dallas Parkway, Suite 380, Plano, Texas.

Penny Stock Regulation

We trade in the OTC MarketPlace under the ticker symbol ELEK and are subject to penny stock regulation. The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

Elektros was incorporated on December 1, 2020 and commenced operations immediately thereafter. We are still in the development, manufacturing and initial marketing stage of our business, aiming to sell and rent our products relating to fully electric sport utility vehicles.

Revenue

During the calendar year ended, December 31, 2021 the Company sold $0 of our product. No product was sold during the year ended December 31, 2020.

Operating Results

Our net loss for the calendar year ended December 31, 2021 was $(94,735,667). Our net loss for the year ended December 31, 2020 was $(2,185).

Compensation to shareholders was $0 in the calendar year of 2021 and 2020.

Liquidity and Capital Resources

As of December 31, 2021, the Company held $83,177 in cash. As of December 31, 2020, the Company held $10,000 in cash.

Our capital needs in 2021 and as of the date of this Annual Report have been met by and through our Regulation A offering qualified by the Commission on September 27, 2021. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

Cash Flows

Net Cash Used in Operating Activities

For the years ended December 31, 2021 and 2020, we used $(467,736) and $0 of cash in operating activities, respectively.

Net Cash Used in Investing Activities

For the year ended December 31, 2021 no funds were used in investing activities. For the year ended December 31, 2020, we provided $0 of cash in investing activities

Net Cash Provided by Financing Activities

For the years ended December 31, 2021 and 2020, financing activities provided $540,913 and $10,000, respectively. We received these proceeds from sales of Common Stock and borrowings of debt.

Item 3. Directors, Executive Officers, and Significant Employees

Our current executive officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Shlomo Bleier	74	Chief Executive Officer, Chief Financial Officer, President, Treasurer, and a Director

Business Experience

The following is a brief account of the education and business experience of our executive officers and directors during at least the past five years, indicating their principal occupation during the period, the name and principal business of the organization by which they were employed, and certain of their other directorships:

Shlomo Bleier- Chief Executive Officer, Chief operations Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary and sole Director.

Mr. Shlomo Bleier has been involved in the diamond industry for over 35 years and has been involved in mining operations in Brazil and Sierra Leone for the past ten years. In 1980 he joined the Diamond Dealers Club of New York city. In 1993, Mr. Bleier moved to New York City from Israel where he devoted all his time to the diamond industry and worked throughout the years as a diamond cutter and polisher specializing in large stones and colored diamonds, managing the process from rough to finished product. From 1993 to 1999, he worked for Simcha Diamond Ltd. in Brazil where he successfully mined gold and diamonds. From 2000-2004, he was a partner in S & T Mining Group, Ltd in Sierra Leon, Africa. He served as chief administrator of operations. From 2005-2015, Mr. Bleier has been acive in managing various projects in Sierra Leon Africa mining for diamonds and gold. For the past 5 years since August 2016, Mr. Bleier had been working full time from home in Brooklyn, NY and traveling every 3-4 months as a partner with and as a manager and director of operations with Coromandel, a Brazilian corporation utilizing his expertise and knowledge in the mining of diamonds and gold. Presently, Mr. Bleier is working full time at Elektros as CEO.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our sole Director has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that the sole Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The sole Director of the Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

 EXECUTIVE COMPENSATION

Mr. Jacobson, our former sole officer and director did not receive any compensation since inception. Mr. Jacobson did receive 300,000,000 common shares from us when his shares held in CXEE were exchanged for an equivalent amount of shares in ELEK. However, those shares were cancelled and returned to treasury upon Mr. Jacobson’s resignation on July 1, 2021. Our newly appointed director Mr. Shlomo Bleier did receive stock compensation on July 1, 2021 in the amount of 300,000,000 restricted common shares from us at $.001 par value as listed below. There is no option or non-cash compensation plan at this time. No amounts are paid or payable to the director for acting as such. No Board committees have been established. Due to no operations, the entire Board of Directors functions as the audit committee; Mr. Bleier is not a “financial expert” as defined in Regulation S-K 407. We have no independent director.

The following table sets forth the compensation of the Company's sole executive officer/director for the year ended December 31, 2021.

Name:	Year	Salary, Fees, Commissions ($):	Bonus ($):	Stock Awards ($):	Stock Options ($):	All Other Compensation ($):	Total ($):
Shlomo Bleier CEO, Director	2021	$256,200	--	$300,000	--		556,200

No stock options or warrants were granted to our executive officers and or directors during the fiscal years ending December 31, 2022.

Item 4. Security Ownership of Management and Certain Securityholders

As of December 31, 2021, the Company has 410,750,613 shares of common stock and no shares of preferred stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Shlomo Bleier*	326,000,000	79.37%	-	-	79.37%
5% Shareholders
None	-	-	-	-	-

* Shlomo Bleier is deemed to be the indirect and beneficial owner of 300,000,000 shares owned by Jewish Enrichment Enterprise, Inc. and 26,000,000 shares owned individually.

We have no outstanding warrants or options.

Item 5. Interest of Management and Others in Certain Transactions

We have not entered into any transactions in which the management or related persons have an interest outside of the ordinary course of our operations.

Item 6. Other Information

None.

Item 7. Financial Statements

Index to Financial Statements

Page(s)

Report of Independent Registered Public Accounting Firm	F2

Balance Sheets	F3

Statements of Operations	F4

Statements of Changes in Shareholders’ Equity (Deficit)	F5

Statements of Cash Flows	F6

Notes to Financial Statements	F7-F11

-F1-

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Elektros, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Elektros, Inc. (the "Company") as of December 31, 2021 and 2020, the related statement of operations, stockholders' equity (deficit), and cash flows for the period December 1, 2020 (Inception) through December 31, 2020 and through December 31, 2021, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the period December 1, 2020 (Inception) through December 31, 2020 and through December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

May 16, 2022

-F2-

 Elektros, Inc.

Balance Sheets

(Audited)

	December 31, 2021	December 31, 2020
ASSETS
Current Assets
Cash	$83,177	$10,000
Total Current Assets	83,177	10,000

TOTAL ASSETS	$83,177	$10,000

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$2,000	$1,000
Loans to the company, net accumulated interest	225,428	10,000
Total Current Liabilities	227,428	11,000

TOTAL LIABILITIES	227,428	11,000

Stockholders’ Equity
Preferred stock, $.001 par value, 200,000,000 shares authorized; 0 issued and outstanding as of December 31, 2021 and December 31, 2020	-	-

Common stock, $.001 par value, 500,000,000 shares authorized, 410,750,613 and 0 shares issued and outstanding as of December 31, 2021 and December 31 2020, respectively	410,751	-
Additional paid in capital	94,182,851	1,185
Accumulated deficit	(94,737,852)	(2,185)

Total Stockholders’ Deficit	$(144,251)	$(1,000)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$83,177	$10,000

The accompanying notes are an integral part of these financial statements

-F3-

 Elektros, Inc.

Statements of Operations

(Audited)

	Year Ended December 31, 2021	For the period December 1, 2020 (Inception) to December 31, 2020

Operating expenses

General and administrative expenses	$94,723,239	$2,185
Total operating expenses	94,723,239	2,185

Operating loss	$(94,723,239)	$(2,185)

Other Income/(Loss)
Interest	$12,428	$-
Total Other Expense	12,428	-
Net loss	$(94,735,667)	$(2,185)

Basic and Diluted net loss per common share	$(.34)	$-

Weighted average number of common shares outstanding - Basic and Diluted	274,600,954	-

The accompanying notes are an integral part of these financial statements

-F4-

  Elektros, Inc.

Statement of Changes is Stockholder (Deficit)

For the Period December 1, 2020 (Inception) to December 31, 2021

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Date of Inception, December 1, 2020	-	$-	$-	$-	$-
Expenses paid on behalf of the Company and contributed to capital	-	-	1,185	-	1,185
Net loss	-	-	-	(2,185)	(2,185)
Balances, December 31, 2020	$-	$-	$1,185	$(2,185)	$(1,000)
Common shares issued as compensation	41,300,000	41,300	94,266,700	-	94,308,000
Common shares issued in reorganization	366,520,871	366,521	(366,521)	-	-
Common shares sold	2,929,742	2,930	281,255	-	284,185
Expenses paid on behalf of the Company and contributed to capital	-	-	231	-	231
Net loss	-	-		(94,735,667)	(94,735,667)
Balances, December 31, 2021	$410,750,613	$410,751	$94,182,851	$(94,737,852)	$(144,251)

The accompanying notes are an integral part of these financial statements

-F5-

Elektros, Inc.

Statement of Cash Flows

	Year Ended December 31, 2021	For the period December 1, 2020 (Inception) to December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(94,735,667)	$(2,185)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses contributed to capital	231	1,185
Common shares issued as compensation	94,266,700
Changes in current assets and liabilities:
Accrued expenses	1,000	1,000
Net cash used in operating activities	(467,736)	-
CASH FLOWS FROM FINANCING ACTIVITIES
Common shares sold	325,485	-
Loans to company	215,428	10,000
Net cash provided by financing activities	540,913	10,000

Net change in cash	$73,177	$10,000
Beginning cash balance	10,000	-
Ending cash balance	$83,177	$10,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

-F6-

Elektros, Inc.

Notes to the Audited Financial Statements

Note 1 – Organization and Description of Business

Elektros, Inc. (we, us, our, or the "Company") was incorporated on December 1, 2020 in the State of Nevada.

On December 1, 2020, Levi Jacobson was appointed Chief Executive Officer, Chief Financial Officer, and Director of Elektros, Inc.

On May 25, 2021, the Company entered into a “Agreement and Plan of Merger”, whereas it agreed to, and subsequently participated in, a Nevada holding company reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250 (“Reorganization”). There was no shareholder vote required and there was no shareholder meeting. The constituent corporations in the Reorganization were China Xuefeng Environmental Engineering, Inc. (“CXEE” or “Predecessor”), Elektros, Inc. (“ELEK” or“Successor”), and Elektros Merger Sub, Inc. (“Merger Sub”). Our former director, Levi Jacobson, was the sole director/officer of each constituent corporation in the Reorganization.

Elektros, Inc. issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to Elektros, Inc. immediately prior to the Reorganization. As such, immediately prior to the merger, Elektros, Inc. became a wholly owned direct subsidiary of CXEE and Merger Sub became a wholly owned and direct subsidiary of ELEK.

The merger was effectuated on May 28, 2021 (“Effective Time”), whereas the Company filed Articles of Merger with the Nevada Secretary of State. At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor became the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of ELEK’S common stock.

At the Effective Time, Elektros, Inc., as successor issuer to China Xuefeng Environmental Engineering Group, Inc. continued to trade in the OTC MarketPlace under the previous ticker symbol of Predecessor “CXEE” until the new ticker symbol “ELEK” for the Company was released into the OTC MarketPlace on June 7, 2021. The Company was given a CUSIP Number by CUSIP Global Services for its common stock of 286176102.

Our Common Stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market under the symbol “ELEK”.

On May 28, 2021, after the completion of the Holding Company Reorganization, we cancelled all of the stock we held in CXEE resulting in CXEE and ELEK each as a stand-alone company. Pursuant to the holding company merger agreement and effects of merger, all of the assets and liabilities, if any, remain with CXEE after the Reorganization. Levi Jacobson, the Director of CXEE and our former Director did not discover any assets of CXEE from the time he was appointed custodian and Director until the completion of the Reorganization and subsequent separation of CXEE as a stand-alone company.

Given that the former business plan and objectives of CXEE and the present-day business plan and objectives of Elektros substantially differ from one another, we conducted the corporate separation with CXEE contemporaneously after the effective time of the Reorganization in order to avoid any shareholder confusion. The former business plan of CXEE (providing services to optimize garbage-recycling processes) under the leadership of its former directors, does not, in any way, represent the current day business plan of ELEK, and thus it is the belief of the Company that the corporate separation ameliorated shareholder confusion about our identity and/or corporate objectives. Furthermore, we wanted to continue trading in the OTC MarketPlace. It is our belief that CXEE was a shell company at the time of the Reorganization.

The corporate actions taken by the Company, including, but not limited to, the corporate structuring of the transactions, was deemed, in the discretion of our former sole director, to be for the benefit of the corporation and its shareholders. Former shareholders of CXEE are now the shareholders of ELEK. The former shareholders of CXEE now have the opportunity to benefit under our business plan and we have the opportunity to grow organically from our built-in shareholder base and new leadership under our new director Shlomo Bleier. It will be easier for us now to borrow funds because we trade in the OTC MarketPlace which is attractive to investors.

The Company has begun operations to design, develop and manufacture and sell fully electric sport utility vehicles.

On June 1, 2021, we entered into an Agreement with Technicon Design Corporation DBA Segula Technologies to create a high-level development roadmap for us, and they will work to identify companies with a developed EV Chassis which can be used to jump-start the vehicle development process for us. Segula will design and develop with production intent for a single design theme Electric SUV.

Currently, Jewish Enrichment Enterprise, Inc. owned and controlled by Shlomo Bleier, our sole officer and director is our controlling shareholder, owning 300,000,000 shares of our restricted common stock and Mr. Bleier individually owning 26,000,000 common shares collectively representing approximately 79.37% voting control. Mr. Levi Jacobson was our sole officer and director of CXEE and Elektros immediately before and at the effective time of the Reorganization. Mr. Jacobson resigned as Elektros sole officer/director on July 1, 2021. On the same date, Mr. Shlomo Bleier was appointed our sole officer/director by majority vote of shareholders and by our former director. Mr. Jacobson cancelled all of his shares held indirectly in Elektros by Goldjay Realty, Inc. and an equivalent number of shares were subsequently issued to Jewish Enrichment Enterprise, Inc., an entity solely controlled by Mr. Bleier as compensation for his services pursunat to Rule 4(a)(2).

The Company has elected December 31st as its year end.

-F7-

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at December 31, 2021, and December 31, 2020, were $83,177 and $10,000, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at December 31, 2021.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as December1 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as December1. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

-F8-

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of December 31, 2021.

The Company’s stock-based compensation for the periods ended December 31, 2021 and December 31, 2020 were $94,266,700 and $0, respectively.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

We have no leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

-F9-

Note 4 – Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has incurred a net operating loss carryforward of $94,737,852 which begins expiring in 2040. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets are as follows:

	December 31,

	2021	2020
Deferred tax asset, generated from net operating loss	$19,894,949	$459
Valuation allowance	(19,894,949)	(459)
	$—	$—

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate 21.0%	21.0%
Increase in valuation allowance (21.0%)	(21.0%)
Effective income tax rate 0.0%	0.0%

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law. This legislation reduced the federal corporate tax rate from the previous 35% to 21%. Tax filings for the Company for the year 2020 is available for examination by tax authorities.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of December 31, 2021.

Note 6 – Accrued Expenses

Accrued expenses totaled $2,000 as of December 31, 2021, and $1,000 as of December 31, 2020, and consisted primarily of professional fees.

-F10-

Note 7 – Loan to Company

On August 5, 2021, the Company entered into a convertible loan agreement with GS Capital Partners, LLC (“GS Capital”) whereby the Company received $105,000 in exchange for a promissory note signed by the Company and 300,000 shares of the Company’s common stock. The Company is currently accruing the ten percent annual interest. GS Capital can convert the loan and any accumulated interest to shares at the maturity date of August 5, 2022.

On February 12, 2021, the Company entered into a convertible loan agreement with GS Capital whereby the Company received $84,000 in exchange for a promissory note signed by the Company. The Company is currently accruing the ten percent annual interest. GS Capital can convert the loan and any accumulated interest to shares at the maturity date of February 12, 2022.

On December 28, 2020, the Company entered into a loan agreement with Samuel Schlesinger. The verbal agreement between our former sole officer, Levi Jacobson, and Mr. Schlesinger set the term of the loan as payable within 180 days from December 28, 2020, with no interest.

Note 7 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 200,000,000 shares with a par value of $0.001. There were no shares issued and outstanding as of December 31, 2021, and December 31, 2020.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001. There were 410,750,613 and 0 shares of common stock issued and outstanding as of December 31, 2021, and December 31, 2020, respectively.

During the year ended December 31, 2021, 41,300,000 shares of common stock were issued to eight shareholders for services rendered to the Company.

During the year ended December 31, 2021, 2,929,742 shares of common stock were sold to five shareholders for proceeds totaling $284,185.

At the time of the merger and reorganization, 366,520,871 common shares of CXEE were transferred to the Company and 300,000,000 of those shares of common stock were transferred to Jewish Enrichment Enterprise for services rendered to the Company.

Additional Paid-In Capital

The Company’s sole officer and director, Shlomo Bleier, paid expenses on behalf of the Company totaling $131 as of December 31, 2021. These payments are considered contributions to the Company with no expectation of repayment and are posted as additional paid-in capital

The Company’s former sole officer and director, Levi Jacobson, paid expenses on behalf of the Company totaling $1,285 as of December 31, 2021. The $1,285 in total payments are considered contributions to the Company with no expectation of repayment and are posted as additional paid-in capital.

Note 8 – Related-Party Transactions

Equity

On January 29, 2021, 26,000,000 shares of common stock were issued to Jewish Enrichment Enterprise for services rendered to the Company. Our current sole officer and director, Shlomo Bleier, who was appointed July 1, 2021, owns and controls Jewish Enrichment Enterprise.

At the time of the merger and reorganization, 366,520,871 common shares of CXEE were transferred to the Company and 300,000,000 of those shares of common stock were transferred to Jewish Enrichments Enterprise for services rendered to the Company. . Our current sole officer and director, Shlomo Bleier, who was appointed July 1, 2021, owns and controls Jewish Enrichment Enterprise.

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 9 – Subsequent Events

Management has reviewed financial transactions for the Company subsequent to the year ended December 31, 2021 and has found that there was nothing material to disclose other than the following:

In January 2020, the Company signed a 15-year commercial lease with landlord Yosef Bleier for a space located in Hollywood, FL. The entire lease was prepaid for a total of $310,125 which will be expensed monthly through January 2037.

Subsequent to our fiscal year end, the Company sold 10,154,637 shares of its common stock to three shareholders for proceeds totaling approximately $985,000.

-F11-

Index to Exhibits

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as filed with the Nevada Secretary of State on December 1, 2020(1)
1A-2B	By-Laws (1)

(1) Filed as an exhibit to our Offering Statement (1-A) on April 6, 2021.

Signatures

Pursuant to the requirements of Regulation A, the issuer has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Elektros, Inc.

Date:	May 16, 2022	By:	/s/ Shlomo Bleier
Shlomo Bleier, Chief Executive Officer

Pursuant to the requirements of Regulation A, this Annual Report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shlomo Bleier	Chief Executive Officer	May 16, 2022
Shlomo Bleier	(Principal Executive Officer)

/s/ Shlomo Bleier	Chief Financial Officer and Chief Accounting Officer	May 16, 2022
Shlomo Bleier	(Principal Financial Officer and Principal Accounting Officer)